EXHIBIT 10(ab)

HARSCO CORPORATION

CHANGE IN CONTROL SEVERANCE AGREEMENT

This AGREEMENT is by and between Harsco Corporation, a Delaware corporation (the “Company”), and _________________________ (the “Executive”), dated as of the 31st day of December, 2008.

WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly-qualified executives unless a certain degree of security can be offered to such executives against organizational and personnel changes which frequently follow Changes in Control (as defined below) of a corporation; and

WHEREAS, the Board of Directors recognizes the long and valued service which the Executive has provided as an officer of Harsco and considers the Executive to be an important resource which the Company desires to retain; and

WHEREAS, the Company desires to assure fair treatment of its key executives in the event of a Change in Control and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Company notwithstanding the outcome of a possible Change in Control transaction; and

WHEREAS, the Company recognizes that its key executives will be involved in evaluating or negotiating any offers, proposals, or other transactions which could result in Changes in Control of the Company and believes that it is in the best interests of the Company and its shareholders that such key executives be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company’s shareholders in making these evaluations and carrying on such negotiations;

WHEREAS, the Board of Directors (the “Board”) of the Company believes it is essential to provide the Executive with compensation arrangements upon a Change in Control which provide the Executive with individual financial security and which are competitive with those of other corporations, and in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement;

WHEREAS, the Company and the Executive have previously entered into an agreement, dated __________(the “Prior Agreement”) regarding compensation to be paid to the Executive in certain circumstances, including following a Change in Control; and

WHEREAS, the Company and the Executive desire to replace and supersede the Prior Agreement with this Agreement;

NOW THEREFORE, the parties, for good and valuable consideration and intending to be legally bound, agree as follows:

1.	Certain Definitions.

(a)
The “Term of the Agreement” is the period commencing on the date hereof and ending on the third anniversary of such date provided, however, that (i) commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the “Renewal Date”), the Term of the Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Term of the Agreement shall not be so extended; and (ii) if a Change in Control occurs during the Term of the Agreement, the Term of the Agreement will expire on the last day of the Protection Period (as defined herein); and (iii) if, prior to a Change in Control, the Executive ceases for any reason to be an officer of the Company, thereupon without action, the Term of the Agreement shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect.

(b)
The “Effective Date” shall be the first date during the “Term of the Agreement” as defined in Section 1(a) on which a Change in Control occurs.  Anything in this Agreement to the contrary notwithstanding, if the Executive’s employment with the Company is terminated prior to the date on which a Change in Control occurs, and the Executive reasonably demonstrates that such termination (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the “Effective Date” shall mean the date immediately prior to the date of such termination.

(c)
A reference herein to a section of the Internal Revenue Code of 1986, as amended (the “Code”) or a subsection thereof shall be construed to incorporate reference to any section or subsection of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

(d)
“Employee Benefits” and “Employee Benefit Plans” means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which the Executive is entitled to participate, including without limitation any stock option, performance share, performance unit, stock purchase, stock appreciation, savings ,pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company or any successor.

(e)
“Present Value,” for purposes of this Agreement, shall be determined in accordance with Section 280G(d) (4) of the Code as of the date specified for such determination, applying a discount rate, compounded no less frequently than monthly, that is equivalent to the rate specified for such determination.

(f)
A reference herein to a section of the Securities Exchange Act of 1934 (the “Exchange Act”) or any Rule promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any Rule enacted or promulgated as a successor thereto.

2.	Change in Control. For the purpose of this Agreement, a “Change in Control” shall mean:

(a)
The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that a Change in Control will not be deemed to have occurred if a Person becomes the beneficial owner of 20% or more of the Voting Stock as a result of a reduction in the number of shares of Voting Stock outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Board (as defined below) unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; or

(b)
Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination and other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(c)
The consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation or other transaction (each, a “Business Transaction”) with respect to which, in any such case, the persons who were the stockholders of the Company immediately prior to such Business Transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the entity resulting from such Business Transaction; or

(d)	Approval by the stockholders of the Company of a liquidation or dissolution of the Company or of the sale of all or substantially all the assets of the Company.

Notwithstanding the foregoing, in the event payment to the Executive under this Agreement is triggered by a Change in Control (as opposed to the Executive's termination of employment following a Change in Control), Section 2(a) shall be modified by the substitution of "30%" for "20%" wherever such term appears in said Section 2(a) and Section 2(b) shall be modified by the insertion of the words "During any period of two consecutive calendar years" at the beginning of said Section 2(b).

3.
Protection Period.  The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the earlier to occur of (a) the third anniversary of such date; or (b) the date that this Agreement otherwise terminates, as provided herein (the “Protection Period”).

4.	Terms of Employment During Protection Period.

(a)	Position and Duties.

(i)
During the Protection Period, (A) the Executive’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive’s services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than twenty-five (25) miles from such location.

(ii)
During the Protection Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities.  During the Protection Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.  It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

(b)	Compensation.

(i)
Base Salary.  During the Protection Period, the Executive shall receive a base salary (“Base Salary”) at a monthly rate at least equal to the highest monthly base salary paid or payable to the Executive by the Company during the twelve-month period immediately preceding the month in which the Effective Date occurs.  During the Protection Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Company and its subsidiaries.  Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.  Base Salary shall not be reduced after any such increase.

(ii)
Annual Bonus.  In addition to Base Salary, the Executive shall be awarded, for each fiscal year ending during the Protection Period, an annual bonus (an “Annual Bonus”) (either pursuant to the Incentive Compensation Plan of the Company or otherwise) in cash at least equal to the average annual cash incentive payments received by the Executive from the Company and its subsidiaries in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs.  Upon termination of the Protection Period, the Company shall pay the Executive an Annual Bonus for the year in which termination occurs, prorated to the end of the Protection Period.  Such annual Bonus shall be paid in the calendar year following the calendar year in which the amounts are earned, but in no event later than 2-1/2 months after the end of the calendar year in which such amounts are earned.

(iii)
Incentive, Savings and Retirement Plans.  In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Protection Period in all incentive, savings, pension, supplemental executive retirement, and other retirement plans, deferred compensation plans, stock option plans and other equity and long-term incentive plans and other plans, practices, policies and programs applicable to other key executives of the Company and its subsidiaries (including, without limitation, the Company’s Incentive Compensation Plan, its Savings Plan and its Supplemental Executive Retirement Plan), in each case providing benefits which are the economic equivalent to those currently in effect or as subsequently amended.  Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives of the Company and its subsidiaries.

(iv)
Welfare Benefit Plans.  During the Protection Period, the Executive and/or the Executive’s family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive’s family, as in effect at any time thereafter with respect to other key executives of the Company and its subsidiaries.

(v)
Expenses.  During the Protection Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its subsidiaries at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives of the Company and its subsidiaries.

(vi)
Vacation.  During the Protection Period, the Executive shall be entitled to paid vacation and holidays in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives of the Company and its subsidiaries.

5.	Certain Terms Relating to Termination.

(a)
Disability.  If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of “Disability” set forth below) during the Protection Period, it may give to the Executive written notice of its intention to terminate the Executive’s employment.  In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties.  For purposes of this Agreement, “Disability” means disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(b)
Cause.  During the Protection Period, the Company may terminate the Executive’s employment for “Cause.”  For purposes of this Agreement, “Cause” means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive’s obligations under Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Executive’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the Executive of a felony.

(c)
Good Reason.  Notwithstanding anything to the contrary contained herein, during the Protection Period, the Executive’s employment may be terminated by the Executive for Good Reason.  For purposes of this Agreement, “Good Reason” means:

(i)
the assignment to the Executive of any duties inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii)
any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(iii)
the Company’s requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Executive’s responsibilities;

(iv)	any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(v)	any failure by the Company to comply with and satisfy Section 12(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of “Good Reason” made by the Executive shall be conclusive.  Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

(d)
Notice of Termination.  Any termination of the Executive’s employment by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement.  For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice).  The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

(e)	Date of Termination. “Date of Termination” means the date on which Executive incurs a “separation from service” within the meaning of Section 409A of the Code.

6.	Obligations of the Company upon Termination During the Protection Period.

(a)
Death.  If the Executive’s employment is terminated during the Protection Period by reason of the Executive’s death, this Agreement shall terminate without further obligations under this Agreement to the Executive’s representatives, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (i) the Executive’s full Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the Effective Date through the Date of Termination (the “Highest Base Salary”), (ii) the product of the Annual Bonus paid to the Executive for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (iii) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as “Accrued Obligations”).  All such Accrued Obligations shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.  Anything in this Agreement to the contrary notwithstanding, the Executive’s family shall be entitled to receive Employee Benefits at least equal to the most favorable Employee Benefits provided by the Company and any of its subsidiaries to surviving families of executives of the Company and such subsidiaries under such Employee Benefit Plans relating to family death benefits, if any, in accordance with the most favorable Employee Benefit Plans of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive’s family, as in effect on the date of the Executive’s death with respect to other key executives of the Company and its subsidiaries and their families.

(b)
Disability.  If the Executive’s employment is terminated during the Protection Period by reason of the Executive’s Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all Accrued Obligations.  All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.  Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other Employee Benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to disabled executives and/or their families in accordance with such Employee Benefit Plans relating to disability, if any, of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive’s family, as in effect at any time thereafter with respect to other key executives of the Company and its subsidiaries and their families.

(c)
Cause; Other than for Good Reason.  If the Executive’s employment shall be terminated during the Protection Period for Cause, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive the Highest Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with accrued interest thereon as provided under the terms of any agreements providing for the deferral of such compensation).  If the Executive terminates employment during the Protection Period other than for Good Reason (including by reason of retirement), this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination, including for this purpose, the Executive’s Base Salary through the Date of Termination at the rate in effect on the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with accrued interest thereon as provided under the terms of any agreements providing for the deferral of such compensation).  All such amounts under this Section 6(c) shall be paid to the Executive in a lump sum in cash within 90 days of the Date of Termination.

(d)	Good Reason; Other than for Cause, Disability or Death.

(i)
If, during the Protection Period, the Company shall terminate the Executive’s employment other than for Cause, Disability, or death or if the Executive shall terminate his employment for Good Reason, the Company shall pay to the Executive the aggregate of the following amounts:

(A)
the Executive’s full base salary and vacation pay accrued (for vacation not taken) through the Date of Termination at the rate in effect at the time of the Date of Termination plus pro-rated incentive compensation under the Company’s annual incentive compensation plan through the Date of Termination at the same percentage rate (i.e., percentage of the Executive’s previous year-end salary) applicable to the calendar year immediately prior to the Date of Termination, plus all other amounts to which the Executive is entitled under any compensation plan, program, practice or policy of the Company in effect at the time such payments are due; and

(B)
in the event any compensation has been previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon as provided under the terms of any agreement providing for the deferral of such compensation) and not yet paid by the Company; and

(C)	a lump sum severance payment in an amount equal to the Executive’s Base Salary.

Subject to Section 7 hereof, such payment will be made in a lump sum in cash within 90 days after the Date of Termination, provided, however, that in the event Executive’s termination of employment occurs prior to a Change in Control, payment will be made within 90 days after the Change in Control.

(ii)
Notwithstanding the provisions of Section 6(d)(i), no payments shall be made under Section 6(d)(i) if the Executive declines to sign and return the Company’s standard release agreement (the “Release Agreement”) within the time period that the Company determines is required under applicable law, but in no event more than 45 days following delivery of the Release Agreement, or revokes such Release Agreement during the waiting period required by law, provided that the Company delivers to the Executive such Release Agreement within seven days of the Executive’s Date of Termination.

7.
Delayed Payments to Specified Employees.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is a “specified employee” (within the meaning of Section 409A and determined pursuant to the identification methodology selected by the Company from time to time) on his Date of Termination and if any portion of the payments or benefits to be received by the Executive upon separation from service (within the meaning of Section 409A) would be considered deferred compensation (within the meaning of Section 409A) the payment or provision of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company will not pay or provide the amount or benefit on the otherwise scheduled date, but such payments or benefits will instead be accumulated and paid or made available on the earlier of (i) the first day of the seventh month following the date of the Executive’s Date of Termination and (ii) the Executive’s death.  Any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

8.
Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries.  Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

9.
Full Settlement.  Not later than the Effective Date, the Company will take appropriate steps, in form and substance satisfactory to the Executive, to ensure the Company’s financial ability to meet its financial obligations to the Executive under this Agreement through the escrowing of sufficient funds with a financially sound and reputable escrow agent, the securing of a letter of credit in favor of the Executive from a financially sound and reputable banking or financial institution, or other similar financial arrangement with an independent entity.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.  The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 10 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

10.	Reduction of Payments by the Company.

(a)
Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a “Payment”) would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as “Agreement Payments”) shall be reduced in such a way that their aggregate Present Value shall be equal to the Reduced Amount.  The “Reduced Amount” shall be an amount expressed in Present Value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

(b)
All determinations required to be made under this Section 10 shall be made by an independent accounting firm selected by the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination or such earlier time as is requested by the Company and, if requested by the Executive, an opinion that he has substantial authority not to report any excise tax on his Federal income tax return with respect to the Agreement Payments.  Any such determination by the Accounting Firm shall be binding upon the Company and the Executive.  The Company shall determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 10 and shall notify the Executive promptly of such determination.  Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement.

(c)
As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made (“Overpayment”) or that additional Agreement Payments which will not have been made by the Company could have been made (“Underpayment”), in each case, consistent with the calculations required to be made hereunder.  In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be repaid by the

Executive to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such deemed payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.  In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

11.
Confidential Information.  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement).  After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.  In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

12.	Successors.

(a)
This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b)	This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)
The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

13.	Miscellaneous.

(a)
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b)
All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

_________________________
_________________________
_________________________

If to the Company:

Harsco Corporation
350 Poplar Church Road
Camp Hill, PA  17011
Attention:  Chief Operating Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

(c)	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)	The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)	The Executive’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

(f)
This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and supersedes any prior agreements relating to the subject matter hereof.  Notwithstanding the preceding sentence, this Agreement does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Executive is a participant or under which the Executive is a beneficiary.

(g)
The Executive and the Company acknowledge that the employment of the Executive by the Company prior to the Effective Date is “at will”, and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time.  Upon a termination of the Executive’s employment or upon the Executive’s ceasing to be an officer of the Company, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

14.
Code Section 409A.  To the extent applicable, it is intended that this Agreement comply with the provisions of Code Section 409A.  References to Code Section 409A shall include any proposed, temporary or final regulation, or any other guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal

Revenue Service.  This Agreement shall be administered and interpreted in a manner consistent with this intent.  If any provision of this Agreement is susceptible of two interpretations, one of which results in the compliance of the Agreement with Code Section 409A and the applicable Treasury Regulations, and one of which does not, then the provision shall be given the interpretation that results in compliance with Code Section 409A and the applicable Treasury Regulations.  To the extent that there is a material risk that any payments under this Agreement may result in the imposition of an additional tax to the Executive under Code Section 409A, the Company will reasonably cooperate with the Executive to amend this Agreement such that payments hereunder comply with Code Section 409A without materially changing the economic value of this Agreement such that payments hereunder comply with Code Section 409A without materially changing the economic value of this Agreement to either party.

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither the Company nor any of its subsidiaries or affiliates shall be deemed to guarantee any particular tax result for any Executive, spouse, or beneficiary with respect to any payments provided hereunder

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed as of the day and year first above written.

Executive

HARSCO CORPORATION

Name
Title

Attest:
A. Verona Dorch Assistant General Counsel and Assistant Corporate Secretary